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                                                                    EXHIBIT 3.23






[State of Texas Seal]                              FILED
Office of the Secretary of State            In the Office of the
Corporations Section                     Secretary of State of Texas
P.O. Box 13697                                 March 27, 2001
Austin, Texas 78711-3697                    Corporations Section


_________________________________________________________________________

                       CERTIFICATE OF LIMITED PARTNERSHIP

1. The name of the limited partnership is   Legacy Operating Company L.P.

2. The street address of its proposed registered office in Texas is (a P.O. Box is not sufficient)


   350 N. St. Paul
   Dallas, TX 75201

   and the name of its proposed registered agent in Texas at such address is

   CT Corporation System, 350 North St. Paul, Dallas, TX 75201



3. The address of the principal office in the United States where records of the partnership are to be kept or made available is

   4050 West Park Blvd., Plano, TX 75093


4. The name, the mailing address, and the street address of the business or residence of each general partner is as follows:

    Name              MAILING ADDRESS             STREET ADDRESS
                   (include city, state,        (include city, state,
                          zip code)                     zip code)

   MTH-Texas GP Inc.   6613 N. Scottsdale Road   6613 N. Scottsdale Road
                       Suite 200                 Suite 200
                       Scottsdale, AZ 85250      Scottsdale, AZ 85250


     Date Signed:    3/23/01               /s/ Richard T. Morgan
                                           ____________________
                                              General Partner(s)
                                           Richard T. Morgan
                                           Vice President